EXHIBIT 23.1



                         Consent of Independent Auditors



We consent to the incorporation by reference in the Registration Statement on Form S-8 of MainSource Financial Group, Inc. (No. 33-45395) of our report, dated February 11, 2005, except for Note 2 with respect to the pending acquisition, as to which the date is March 8, 2005, on the consolidated financial statements of MainSource Financial Group as of December 31, 2004 and 2003 and for each of the three years in the period ended December 31, 2004 included in the Annual Report on Form 10-K.



                                                /s/ Crowe Chizek and Company LLC

March 15, 2005
Indianapolis, Indiana